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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements and financial statement schedule of McDATA Corporation, and management's report on the effectiveness of internal control over financial reporting dated March 31, 2005, appearing in the Annual Report on Form 10-K of McDATA Corporation for the year ended January 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Denver, Colorado
July 29, 2005

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  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM